UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 16, 2020

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda       N/A
(Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 16, 2020, Enstar Group Limited (the “Company”) appointed Susan L. Cross to its Board of Directors as a Class III director, effective October 1, 2020. Ms. Cross's appointment was recommended to the Board of Directors by our Nominating and Governance Committee, which is comprised entirely of independent directors.
Ms. Cross, age 60, currently serves on the board of Unum Group, a Fortune 500 publicly held insurance company and leading provider of financial protection benefits. Ms. Cross previously served as Executive Vice President and Global Chief Actuary of XL Group Ltd. (now AXA XL) from August 2008 until September 2018.
The Board of Directors has determined that Ms. Cross is independent as defined by Nasdaq Marketplace Rule 5605(a)(2). She will serve on the Company's Audit Committee and Risk Committee.
As a non-employee director, Ms. Cross will be eligible to participate in the Company’s Deferred Compensation and Ordinary Share Plan for Non-Employee Directors, which is described in our Proxy Statement (filed with the U.S. Securities and Exchange Commission on April 28, 2020) under the heading, “Director Compensation – Deferred Compensation Plan.”
Ms. Cross is expected to enter into an indemnification agreement with the Company on the same terms as the indemnification agreements executed with each of the Company’s other current directors. These terms are described in the Proxy Statement under the heading, “Certain Relationships and Related Transactions—Indemnification of Directors and Officers; Directors Indemnity Agreements.”
Item 8.01. Other Events.
On September 21, 2020, the Company announced that it will resume repurchasing shares under its previously announced ordinary share repurchase program (the “Repurchase Program”), which was suspended on March 23, 2020 in response to uncertainty in the global financial markets resulting from the COVID-19 pandemic.
Pursuant to the Repurchase Program, the Company may repurchase a limited number of its ordinary shares, not to exceed $150 million in aggregate (the “Authorized Shares”) including shares repurchased prior to the suspension of the Repurchase Plan, in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. Prior to suspension of the Repurchase Plan, the Company had repurchased 92,510 ordinary shares for an aggregate price of $12.5 million. The remaining capacity under the Repurchase Program is $137.5 million.
Repurchases under the Company’s 10b5-1 plan will be administered through an independent broker. The re-initiated Repurchase Plan covers the repurchase of shares commencing no earlier than September 21, 2020 and expiring March 1, 2021. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan. As a result of these constraints, execution of the plan may not result in all or any of the remaining Authorized Shares being repurchased by the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

September 21, 2020	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer